Exhibit 10.14

      May 24, 2009

Stephen Benkovic, Ph.D.

  Board Observation Rights

Dear Steve:

        Anacor Pharmaceuticals, Inc. ("Anacor") hereby confirms that you are invited to participate in a nonvoting observer capacity meetings of its Board of Directors. Of course, Anacor reserves the right to exclude you from any meeting or portion thereof if Anacor believes that such exclusion is necessary (i) to preserve the attorney-client privilege, or (ii) to avoid a potential conflict of interest. Please confirm that you agree that any non-public information received from Anacor at its Board of Directors meetings will be treated as confidential and will not be disclosed by you or made available to any third party without Anacor's prior written approval and without safeguards for protecting such information. The Board of Directors appreciates your service as a director and looks forward to your continued involvement with Anacor.

Very truly yours,
ANACOR PHARMACEUTICALS, INC.
		By:	/s/ DAVID PERRY
Name: David Perry Title: Chief Executive Officer
AGREED AND ACCEPTED:
STEPHEN BENKOVIC
By:	/s/ STEPHEN BENKOVIC